Exhibit 99.1

STATEMENT

OF FINANCIAL

CONDITION

AS OF JUNE 30, 2005

BOSTON PRIVATE BANK & TRUST COMPANY

Dear Friend,

It is a pleasure to be able to report that we have had a very successful first half of 2005. I am delighted to say that the Bank reached two major milestones with both our banking assets and assets under management exceeding $2 billion!

2005 First Half Financial Highlights:

•	Net income for the first half of the fiscal year reached $9.7 million, up 35% compared to the six months ended June 30, 2004.

•	Assets under management increased by 19% to $2.3 billion, with fee income up 9%.

•	Balance sheet assets grew 15%, closing the second quarter at $2.1 billion.

•	Total loans and deposits grew to $1.4 billion and $1.5 billion, respectively.

Boston Private Bank is proud to be an increasingly more significant part of the vibrant Boston community. We are a locally-based financial services firm, serving successful individuals and businesses. Our aim is to help our clients accumulate, preserve and grow their wealth. We have worked hard to earn our reputation as a trusted advisor, and as a company that maintains a high level of client privacy.

The Bank’s strategic plan calls for solid growth as we strive to become the premier provider of private banking and wealth management services in the region. We have excellent momentum as we head into the second half of the year. I am confident we will continue expanding our market share and reputation for exceptional client service.

I want to thank our Board of Directors and our employees for their commitment to Boston Private Bank, and our clients for their continued loyalty. We will continue to work hard to earn your trust and confidence.

Mark D. Thompson
Chief Executive Officer

Boston Private Bank & Trust Company

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,
($ in Thousands)	2005	2004
Assets
Cash & Short Term Investments	$112,885	$35,578
Investment Securities	475,077	485,226
Loans Held for Sale	8,721	6,068

Commercial Loans	579,222	506,524
Mortgage Loans	793,234	681,775
Home Equity & Other Loans	58,692	50,867

Total Loans	1,431,148	1,239,166
Less: Allowance for Loan Losses	(14,896)	(12,734)

Net Loans	1,416,252	1,226,432
Other Assets	51,701	47,922

Total Assets	$2,064,636	$1,801,226

Liabilities & Shareholder’s Equity
Demand deposits	$261,830	$212,255
NOW accounts	187,651	178,089
Savings & Money Market	959,548	864,797
Certificates of Deposit	117,301	115,076

Total Deposits	1,526,330	1,370,217

Borrowings	389,891	306,999
Other Liabilities	20,774	15,495

Total Liabilities	1,936,995	1,692,711

Shareholder’s Equity	127,641	108,515

Total Liabilities & Shareholder’s Equity	$2,064,636	$1,801,226

Boston Private Bank & Trust Company
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
($ in Thousands)	2005	2004
Interest Income	$44,665	$34,761
Interest Expense	14,960	11,134

Net Interest Income	29,705	23,627
Provision for Loan Losses	629	830

Net Interest Income after Provision	29,076	22,797
Investment Management Fees	6,298	5,721
Banking Fees and Other Income	2,222	1,565
Operating Expenses	24,260	20,651

Income Before Income Taxes	13,336	9,432
Income Taxes	3,594	2,202

Net Income	$9,742	$7,230

Boston Private Bank & Trust Company
SELECTED FINANCIAL DATA
(Unaudited)
	Six Months Ended June 30,
($ in Thousands)	2005	2004
Average Assets Under Management	$2,283,000	$1,955,000
Return on Average Assets	0.98%	0.83%
Return on Average Equity	16.57%	13.31%
Net Interest Margin	3.32%	3.02%
Total Fees and Other Income / Revenues	22.29%	23.57%
Allowance for Loan Losses and Off-Balance Sheet Risk / Total Loans	1.23%	1.21%

Board of Directors	Policy Group

Herbert S. Alexander

Managing Partner

Alexander, Aronson, Finning &

Company

John H. Clymer

Partner

Nixon Peabody, LLP

Eugene S. Colangelo

Chairman of the Board

Julio Enterprises

Chairman of the Board

Boston Private Bank & Trust Company

Christopher W. Collins

Chief Executive Officer

Collins, Nickas & Company, LLC

W. Pearce Coues

Former Chairman

MGI Properties

James D. Dawson

President & Chief Operating Officer

Boston Private Bank & Trust Company

Kate S. Flather

Private Investor

Kathleen M. Graveline

Private Investor

Charles T. Grigsby

Senior Vice President

Massachusetts Capital Resource

Company

Susan P. Haney

Private Investor

E. Christopher Palmer

Certified Public Accountant

Eugene Franklin Rivers, III

Co-Director

National Ten Point Leadership

Foundation

Michael F. Schiavo

General Partner & Chief Financial Officer

Kodiak Venture Partners

Alan D. Solomont

Chairman & Chief Executive Officer

Solomont Bailis Ventures

John Larkin Thompson

Nutter, McClennen & Fish

Mark D. Thompson

Chief Executive Officer

Boston Private Bank & Trust Company

Timothy L. Vaill

Chairman & Chief Executive Officer

Boston Private Financial Holdings, Inc.

Mark D. Thompson

Chief Executive Officer

James D. Dawson

President

Chief Operating Officer

James C. Brown

Executive Vice President

James D. Henderson

Executive Vice President

Barbara M. Houlihan

Executive Vice President

Chief Administrative Officer

Amy E. Hunter

Executive Vice President

Pilar Pueyo

Senior Vice President

Anne L. Randall

Executive Vice President

Chief Financial Officer

George G. Schwartz

Executive Vice President

Treasurer

Office Locations

Headquarters: Boston Office

Ten Post Office Square

Boston, Massachusetts

(617) 912-1900

Wellesley Office

336 Washington Street

Wellesley, Massachusetts

(781) 707-7700

Back Bay Office

500 Boylston Street

Boston, Massachusetts

(617) 912-4500

Jamaica Plain Loan Center

401c Centre Street

Jamaica Plain, Massachusetts

(617) 524-6050

Kendall Square Office

One Cambridge Center

Cambridge, Massachusetts

(617) 646-4800

Newton Centre Office

1223 Centre Street

Newton, Massachusetts

(617) 646-4850

Seaport Office

157 Seaport Boulevard

Boston, Massachusetts

(617) 646-4880

HEADQUARTERS: TEN POST OFFICE SQUARE • BOSTON, MASSACHUSETTS 02109

TELEPHONE: 617-912-1900 • WWW.BOSTONPRIVATEBANK.COM

Member of Boston Private Wealth Management Group